Exhibit 5.1

212-373-3000

212-757-3990

January 31, 2014

McGraw-Hill Global Education Holdings, LLC

McGraw-Hill Global Education Finance, Inc.

2 Penn Plaza

New York, NY 10121

Registration Statement on Form S-4

(Registration No. 333-__________)

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of McGraw-Hill Global Education Holdings, LLC, a Delaware limited liability company, and McGraw-Hill Global Education Finance, Inc., a Delaware corporation (together, the “Issuers”), the persons listed on Schedule I hereto (each, a “Delaware LLC Guarantor”), ALEKS Corporation (the “Delaware Corporate Guarantor,” and, collectively with the Delaware LLC Guarantors, the “Delaware Guarantors”), McGraw-Hill Interamericana, Inc. (the “New York Guarantor”) and Tegrity, Inc. (the

“California Guarantor,” and, collectively with the Delaware Guarantors and the New York Guarantor, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers’ $800,000,000 aggregate principal amount of 9.75% First-Priority Senior Secured Notes due 2021 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $800,000,000 aggregate principal amount of 9.75% First-Priority Senior Secured Notes due 2021 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture (the “Indenture”), dated as of March 22, 2013, by and among the Issuers, MHE US Holdings, LLC (“MHE US”), the Guarantors and Wilmington Trust, National Association, as trustee.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and

3. the Registration Rights Agreement, dated as of March 22, 2013 (the “Registration Rights Agreement), by and among the Issuers, MHE US, the Guarantors and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined (i) such corporate or limited liability company records, as applicable, of each Issuer, each Delaware Guarantor and the New York Guarantor that we have considered appropriate, including a copy of the certificate of incorporation or formation, as applicable, in each case as amended, and by-laws or limited liability company agreement, as applicable, in each case as amended, of each Issuer, each Delaware Guarantor and the New York Guarantor, certified by each Issuer and each such Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors or board of managers, as applicable, of each Issuer, each Delaware Guarantor and the New York Guarantor relating to the issuance of the Exchange Notes and the Guarantees, certified by the Issuers and such Guarantors and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added, (iii) that the California Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that the California Guarantor has all necessary corporate power to execute, deliver and perform its obligations under the Indenture and the Guarantee, (v) that the execution, delivery and performance by the California Guarantor of the Indenture and the Guarantee have been duly authorized by all necessary corporate action and do not violate such party’s articles of incorporation, as amended, or the laws of its jurisdiction of organization and (vi) the due execution and delivery of the Indenture and the Guarantee by the California Guarantor under the laws of its jurisdiction of organization. With regards to certain matters of state law, we have relied, with the Issuers’ permission, upon the opinion of Orrick, Herrington & Sutcliffe LLP, filed as Exhibit 5.2 to the Registration Statement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I

Name
McGraw-Hill Global Education Intermediate Holdings, LLC
McGraw-Hill Education Publications Overseas LLC
McGraw-Hill Education Ventures LLC
McGraw-Hill Global Education, LLC
McGraw-Hill Global Education Mexico Holdings, LLC
McGraw-Hill International Enterprises LLC
ALEKS Holdco, LLC